Exhibit 10.1

Pogo Producing Company

7.875% Senior Subordinated Notes due 2013

Purchase Agreement

June 1, 2006

Goldman, Sachs & Co.,

As representative of the several Purchasers

named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

85 Broad Street,

New York, New York 10004

Ladies and Gentlemen:

Pogo Producing Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $450,000,000 principal amount of the notes specified above (the “Notes”). The Notes will be issued under the Indenture to be dated as of June 6, 2006 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).

The Company also proposes to use the net proceeds from its sale of the Notes pursuant to this Purchase Agreement (this “Agreement”) as indicated in the Offering Circular (as defined below).

1.             The Company represents and warrants to, and agrees with, each of the Purchasers that:

(a)           A preliminary offering circular, dated May 31, 2006 (the “Preliminary Offering Circular”) has been prepared, and an offering circular, to be dated today (the “Offering Circular”), is being prepared, in connection with the offering of the Notes. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular.”  Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include each of the Company’s Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and its Current Reports on Form 8-K (excluding information therein that was furnished to (and not filed with) the United States Securities and Exchange Commission (the “Commission”)) that is specifically incorporated by reference therein as indicated therein under “Available Information,” and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of such circular, and prior to such specified date (excluding information therein that was furnished to (and not filed with) the Commission) and (ii) any

Additional Issuer Information (as defined in Section 5(e)) furnished by the Company prior to the completion of the distribution by the Purchasers of the Notes; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.”  The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement. The Preliminary Offering Circular did not, the Offering Circular and any amendments or supplements thereto will not and the Exchange Act Reports did not and will not, in each case as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(b)           For the purposes of this Agreement, the “Applicable Time” is 7:25 pm (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)           Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Circular any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular; and, since the date as of which information is given in the Pricing Circular, there has not been any change in the capital stock (other than regular quarterly dividends on the Company’s common stock or pursuant to employee benefit plans or arrangements described in the Exchange Act Reports and in effect on the date hereof) or long-term debt (other than under the Company’s bank credit agreement or uncommitted money market lines of credit in effect on the date hereof) of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Circular;

(d)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Circular and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”);

(e)           Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company as of the date hereof (each a “Designated Subsidiary” and, collectively, the “Designated Subsidiaries”) is identified on Schedule III hereto, has been duly formed or incorporated and is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its formation or incorporation, has the corporate, partnership or company power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Circular and is duly qualified as a foreign corporation or other business entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock or equivalent equity interests of each Designated Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares or shares representing an immaterial equity interest that are required under the laws of any foreign jurisdiction to be owned by others, and except as set forth in the Pricing Circular) are owned by the Company, directly or through subsidiaries, free and clear of any non-intercompany security interest, mortgage, pledge, lien, encumbrance or claim; and none of the outstanding shares of capital stock or equivalent equity interests of the Designated Subsidiaries were issued in violation of any preemptive or similar rights arising by operation of law, or under the charter, by-laws or other comparable organizational documents of any Designated Subsidiary or under any agreement to which the Company or any Designated Subsidiary is a party;

(f)            Each of the Company and its subsidiaries has (i) generally satisfactory title to its oil and gas properties, title investigations having been carried out by the Company or its subsidiaries in accordance with the practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate, (ii) good and marketable title to all other real property owned by it to the extent necessary to carry on its business and (iii) good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Circular or such as do not materially affect the value of the properties of the Company and its subsidiaries, considered as one enterprise, and do not interfere with the use made and proposed to be made of such properties, by the Company and its subsidiaries, considered as one enterprise; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Pricing Circular, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease;

(g)           The authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Circular in the column entitled “Actual” under the caption “Capitalization”

(except as indicated in the notes thereto with respect to any subsequent issuances pursuant to employee or director benefit plans referred to in the Pricing Circular or pursuant to the exercise of convertible securities or options referred to in the Pricing Circular); and the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company;

(h)           The Notes, and notes having terms substantially identical to the Notes other than the payment of additional interest (the “Exchange Notes”) issuable in exchange for the Notes in an exchange offer (the “Exchange Offer”) pursuant to the Registration Rights Agreement (as defined in Section 1(i) below), have been duly authorized and, when issued and delivered pursuant to this Agreement (in the case of the Notes) or, if and when issued and delivered pursuant to the Registration Rights Agreement (in the case of the Exchange Notes) and duly authenticated pursuant to the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and upon execution and delivery by the parties thereto will (assuming the due authorization, execution and delivery by the Trustee) constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(i)            This Agreement has been duly authorized, executed and delivered by the Company, and the exchange and registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Time of Delivery (as defined below), has been duly authorized by the Company and, when duly executed and delivered by the Company and the other parties thereto (assuming the due authorization, execution and delivery by each party thereto other than the Company), will be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, subject to principles of public policy or federal or state securities laws relating thereto;

(j)            None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(k)           Prior to the date of this Agreement, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which reasonably might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes;

(l)            Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or other governing documents, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that have not resulted or would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Pricing Circular (including the Registration Rights Agreement) and the consummation of the transactions contemplated herein and therein and in the Pricing Circular (but in the Pricing Circular only to the extent such transactions relate to the offering and sale of the Notes and the use of the proceeds therefrom) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to the Agreements and Instruments, except for such conflicts, breaches, Repayment Events, defaults, liens, charges or encumbrances that, singly or in the aggregate, have not resulted or would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or its subsidiaries or any of their assets or properties, except for such violations that, singly or in the aggregate, have not resulted or would not result in a Material Adverse Effect, or any violation of the provisions of the charter or by-laws of the Company or the charter, by-laws or other comparable organizational documents of any of its subsidiaries; as used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its subsidiaries;

(m)          No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except for the filing and effectiveness of one or more registration statements by the Company with the Commission pursuant to the United States Securities Act of 1933, as amended (the “Act”) pursuant to the Registration Rights Agreement, the qualification of the Indenture under the Trust Indenture Act of 1939 (“Trust Indenture Act”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Purchasers;

(n)           The statements set forth in the Pricing Disclosure Package and the Offering Circular under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Notes, the Indenture and the Registration Rights Agreement, under the caption “Certain United States Federal Income Tax Considerations” insofar as they purport to describe the provisions of the laws and documents referred to therein and under the caption “Underwriting”, insofar as they purport to describe the provisions of this Agreement referred to therein, are accurate and fair in all material respects;

(o)           Except as disclosed in the Pricing Circular, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary thereof which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement (including the transactions contemplated by the Registration Rights Agreement) or the performance by the Company of its obligations hereunder;

(p)           When the Notes are issued and delivered pursuant to this Agreement, no Notes will be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(q)           The Company is subject to Section 13 or 15(d) of the Exchange Act;

(r)            The Company is not, and after giving effect to the offering and sale of the Notes and the application of the net proceeds therefrom, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s)           Neither the Company nor any person acting on its behalf (other than the Purchasers, for whom the Company makes no representation) has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than the Purchasers, for whom the Company makes no representation) have complied with and will implement the “offering restrictions” within the meaning of such Rule 902 to the extent applicable to them;

(t)            Within the preceding six months, neither the Company nor any other person acting on its behalf has offered or sold to any person any Notes, or any securities of the Company of the same or a similar class as the Notes, other than Notes offered or sold to the Purchasers hereunder and the Company’s 6.875% Senior Subordinated Notes due 2017 issued pursuant to a registered exchange offer; and the Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Notes or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by Goldman, Sachs & Co. or, in the absence of any such notification, such date shall be deemed to be 20 days after the Time of Delivery), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(u)           PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting and management’s assessment thereof as of December 31, 2005, and who have audited certain financial statements of Northrock Resources Ltd., an Alberta corporation (“Northrock”), are an independent registered public accounting firm with respect to each of the Company and Northrock within the meaning of the Act and the rules and regulations thereunder adopted by the Commission and the Public Accounting Oversight Board (United States);

(v)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and based on the Company’s evaluation of its internal control over financial reporting under the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, the Company’s management concluded that its internal control over financial reporting was effective as of December 31, 2005;

(w)          Since December 31, 2005, the date of the latest audited financial statements of the Company incorporated by reference in the Pricing Circular, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(x)            The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Commission rules and forms;

(y)           The historical financial statements of the Company, together with the related schedules and notes, included in the Pricing Circular present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as noted therein;

(z)            To the knowledge of the Company, (i) the historical financial statements of Northrock, together with the related schedules and notes, included in the Pricing Circular present fairly the financial position of Northrock and its consolidated subsidiaries at the dates indicated and the statements of operations, shareholders’ equity and cash flows of Northrock and its consolidated subsidiaries for the periods specified and (ii) said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as noted therein;

(aa)         The pro forma financial information included in the Pricing Circular has been prepared on a basis consistent with the historical financial statements from which it has been derived, includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Act and the Exchange Act to reflect the transactions described in the Pricing Circular to which it relates, gives effect to assumptions made on a reasonable basis and fairly presents the transactions described in the Pricing Circular to which it relates;

(bb)         The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses, would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(cc)         The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have timely requested extensions thereof and have paid all taxes shown as due thereon or made adequate reserve or provision therefor; and other than tax deficiencies which the Company or any subsidiary is contesting in good faith and for which the Company or such subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any subsidiary that would individually or in the aggregate have a Material Adverse Effect;

(dd)         Except as described in the Pricing Circular and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws;

(ee)         No labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent, which, in either case, may reasonably be expected to result in a Material Adverse Effect; and

(ff)           Subject to compliance by the Purchasers with the representations, warranties and agreements set forth in Section 3 and Annex I, it is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers and the Purchasers’ subsequent sales to QIBs (as defined below) or pursuant to Annex I in the manner contemplated by this Agreement and the Pricing Circular to register the Notes under the Act or to qualify the Indenture under the Trust Indenture Act.

2.             Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.250% of the principal amount thereof, plus accrued interest, if any, from June 6, 2006 to the Time of Delivery hereunder, the principal amount of Notes set forth opposite the name of such Purchaser in Schedule I hereto.

3.             Upon the authorization by you of the release of the Notes, the several Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

(a)           It will offer and sell the Notes only to:  (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

(b)           It is an institutional “accredited investor” within the meaning of Rule 501 under the Act; and

(c)           It will not offer or sell the Notes by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

4.             (a)  The Notes to be purchased by each Purchaser hereunder will be represented by one or more definitive global Notes in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Notes to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer to the account of the Company of same day funds, by causing DTC to credit the Notes to the account of Goldman, Sachs & Co. at DTC. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 6, 2006 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b)           The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Notes and any additional documents requested by the Purchasers pursuant to Section 7(j) hereof, will be delivered at such time and date at the offices of Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002 (the “Closing Location”), and the Notes will be delivered to the Trustee as custodian for DTC, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., Houston time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.             The Company agrees with each of the Purchasers:

(a)           To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be reasonably disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)           Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to qualify as a dealer in securities in any U.S. jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(c)           To furnish the Purchasers with copies of each amendment or supplement to the Offering Circular and additional written and electronic copies of the Offering Circular and such amendments or supplements in such quantities as you may from time to time reasonably request, and if, at any time prior to the earlier of the effectiveness of a registration statement filed in accordance with the Registration Rights Agreement or the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in Notes as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)           During the period beginning from the date hereof and continuing for 90 days thereafter, the Company will not, and will not permit any of its subsidiaries or other “affiliates” (as defined in Rule 405 under the Act) over which it exercises management or voting control or any person acting on its behalf, to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities that are substantially similar to the Notes (other than as provided for in or required by the Registration Rights Agreement), without the prior written consent of Goldman, Sachs & Co.;

(e)           At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Notes, to furnish at its expense, upon request, to holders of Notes and prospective purchasers of Notes, information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act, unless all the Notes are no longer “restricted securities” within the meaning of Rule 144(a)(3) under the Act or may be sold under Rule 144(k) under the Act;

(f)            To execute and deliver the Registration Rights Agreement in the form previously agreed upon and, if conducted, to comply with all applicable federal and state securities laws in connection with the Exchange Offer;

(g)           To use its reasonable best efforts to cause the Notes to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

(h)           During the period of five years after the Time of Delivery, the Company will furnish or will make generally available via the EDGAR System to Goldman, Sachs & Co. and, upon request, to each of the other Purchasers, promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its public stockholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company and its subsidiaries including, without limitation, press releases, as the Purchasers may reasonably request;

(i)            During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(j)            To comply with all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer;

(k)           To advise the Purchasers promptly, and, if requested by the Purchasers, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption of any of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and to use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Notes under any state securities or Blue Sky laws, and if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Notes under any state securities or Blue Sky laws, to use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time; and

(l)            To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”.

6.             The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Notes, and the Exchange Notes and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(b) hereof; (iv) any fees charged by securities rating services for rating the Notes; (v) the cost of preparing and delivering the Notes and the Exchange Notes; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Notes and the Exchange Notes; (vii) any cost incurred in connection with the designation of the Notes for trading in PORTAL and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees, disbursements and expenses of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

7.             The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company as set forth herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           Vinson & Elkins L.L.P., counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraphs (i), (iii), (iv), (v), (vi) and (viii) of Exhibit A-1 hereto, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)           (i) Baker Botts L.L.P., counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit A-1 hereto, (ii) Michael J. Killelea, Senior Vice President and General Counsel of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit A-2 hereto, (iii)  Fraser Milner Casgrain LLP, Canadian counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit A-3 hereto, and (iv) Eamon Hurley, General Counsel of Northrock, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit A-4 hereto;

(c)           (i) On the date of the Offering Circular prior to the execution of this Agreement, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the date of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements of both the Company and Northrock and certain other financial information contained in the Offering Circular and (ii) at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the date of delivery thereof, to the effect that they reaffirm the statements made in their letter or letters furnished pursuant to the preceding clause (i), except that the specified date referred to shall be a date not more than three business days prior to the Time of Delivery;

(d)           At the Time of Delivery, Ryder Scott Company, L.P. shall have furnished to you a letter or letters regarding certain information with respect to oil and natural gas reserves associated with the Company’s and Northrock’s oil and natural gas properties dated the date of delivery thereof and in the form and substance reasonably satisfactory to you;

(e)           At the Time of Delivery, Miller and Lents, Ltd. shall have furnished to you a letter or letters regarding certain information with respect to oil and natural gas reserves associated with the Company’s oil and natural gas properties dated the date of delivery thereof in the form and substance reasonably satisfactory to you;

(f)            (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular and (ii) since the date as of which information is given in the Pricing Circular, there shall not have been any change in the capital stock (other than regular quarterly dividends on the Company’s common stock or pursuant to employee benefit plans or arrangements described in the Exchange Act Reports and in effect on the date hereof) or long-term debt (other than under the Company’s bank credit agreement or uncommitted money market lines of credit in effect on the date hereof) of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(g)           Immediately after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)           Immediately after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (“NYSE”); (ii) a suspension or material limitation in trading in the Company’s common stock on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United

States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Offering Circular;

(i)            The Notes shall have been designated for trading on PORTAL; and

(j)            The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (f) and (g) of this Section 7 and as to such other matters as you may reasonably request.

8.             (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

(b)           Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with a single counsel (in addition to any local counsel) reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular or herein. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9.             (a) If any Purchaser shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Notes which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Notes which such Purchaser agreed to purchase hereunder) of the Notes of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Notes of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

10.           The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

11.           If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Notes, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

12.           In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Purchasers.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the Purchasers in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.           This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

14.           Time shall be of the essence of this Agreement.

15.          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.           The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

18.           The Company and each of the Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.           Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

20.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

[Signature page follows.]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of you plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
Pogo Producing Company
By:	/s/ James P. Ulm, II
James P. Ulm, II
Senior Vice President and
Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.
As representative of the several Purchasers
named in Schedule I hereto,

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE I

Purchaser	Principal Amount of Notes to be Purchased
Goldman, Sachs & Co.	$225,000,000
Banc of America Securities LLC	45,000,000
Citigroup Global Markets Inc	45,000,000
Harris Nesbitt Corp.	45,000,000
BNP Paribas Securities Corp.	22,500,000
Scotia Capital (USA) Inc.	22,500,000
TD Securities (USA) LLC	22,500,000
Wachovia Capital Markets, LLC	22,500,000

Total	$450,000,000

Schedule I

SCHEDULE II

Title of Purchased Securities:	7.875% Senior Subordinated Notes due 2013
Aggregate Principal Amount Offered:	$450,000,000
Price to Public:	100.000%
Settlement Date:	June 6, 2006
Managing Underwriters:	Goldman, Sachs & Co.
Purchase Price by Underwriters:	98.250%
Maturity Date:	May 1, 2013
Interest Rate:	7.875%
Interest Payment Dates:	May 1 and November 1
First Interest Payment Date:	November 1, 2006
Optional Redemption:

The Notes will be redeemable by the Company, in whole or in part, on or after May 1, 2010, at the prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest:

	Date	Price
	May 1, 2010	103.938%
	May 1, 2011	101.969%
	May 1, 2012	100.000%

Prior to May 1, 2010, the Notes will be redeemable by the Company, in whole or in part, at a redemption price equal to the principal amount of the Notes plus a “make-whole” premium (Treasury Rate plus 50 basis points), plus accrued and unpaid interest.

Optional Redemption with Equity Proceeds:

In addition, up to 35% of the Notes will be redeemable by the Company using proceeds from specified equity offerings before May 1, 2009, at a price equal to 107.875% of their principal amount, plus accrued and unpaid interest.

Schedule II

SCHEDULE III

Name of Designated Subsidiary	Jurisdiction of Its Organization
Pogo Finance, ULC	Canada
Pogo Alberta, ULC	Canada
Northrock Resources Ltd.	Canada
Northrock Resources P/S	Canada

Schedule III

ANNEX I

(1)           The Notes have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents and agrees that it has offered and sold the Notes, and will offer and sell the Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery (the “restricted period”), only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and it and they have complied and will comply with the offering restriction requirements of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Notes (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Purchaser further agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of the Company.

In addition,

(A)          except to the extent permitted under U.S. Treas. Reg. § 1.163-5(c)(2)(i)(D) (the “D Rules”), (i) each Purchaser agrees that it has not offered or sold, and during the restricted period will not offer or sell, Notes in bearer form to a person who is within the United States or its possessions or to a U.S. person, and (ii) it has not delivered and will not deliver within the United States or its possessions definitive Notes in bearer form that are sold during the restricted period;

(B)           each Purchaser represents and agrees that it has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes in bearer form are aware that such Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

(C)           if it is a United States person, each such Purchaser represents that it is acquiring the Notes in bearer form for purposes of resale in connection with their original

Annex I-1

issuance and if it retains Notes in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. § 1.163-5(c)(2)(i)(D)(6); and

(D)          with respect to each affiliate that acquires from it Notes in bearer form for the purpose of offering or selling such Notes during the restricted period, such Purchaser either (i) repeats and confirms the representations and agreements contained in clauses (A), (B) and (C) on its behalf or (ii) agrees that it will obtain from such affiliate for the Company’s benefit the representations and agreements contained in clauses (A), (B) and (C).

Terms used in this paragraph have the meanings given to them by the United States Internal Revenue Code and regulations thereunder, including the D Rules.

(2)           Notwithstanding the foregoing, Notes in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

(3)           Each Purchaser represents, warrants and agrees that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(4)           In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Purchaser represents, warrants and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)           in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

Annex I-2

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(5)           Each Purchaser agrees that it will not offer, sell or deliver any of the Notes in Hong Kong, Singapore, Japan or any other jurisdiction outside the United States except under circumstances (including those described in the “Underwriting” section of the Offering Circular in relation to Hong Kong, Singapore and Japan) that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except in any such case with Goldman, Sachs & Co.’s express written consent and then only at its own risk and expense.

Annex I-3

Exhibit A-1

FORM OF OPINION OF BAKER BOTTS L.L.P.
TO BE DELIVERED PURSUANT TO
SECTION 7(b)(i)

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)           The Company has corporate power and authority to own its properties and to conduct its business as described in the Offering Circular and to enter into and perform its obligations under the Purchase Agreement and the Registration Rights Agreement.

(iii)          The Purchase Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

(iv)          The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(v)           The Notes have been duly authorized by the Company, each global certificate representing the Notes is in the form contemplated by the Indenture and has been duly executed by the Company and, when such global certificate has been authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and the Notes have been delivered through the facilities of DTC against payment of the purchase price therefor, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(vi)          The Notes, the Indenture and the Registration Rights Agreement conform, as to legal matters, in all material respects to the descriptions thereof contained in the Offering Circular, and the statements set forth in the Offering Circular under the caption “Certain United States Federal Income Tax Considerations” insofar as they purport to describe the provisions of the law referred to therein are complete, accurate and fair in all material respects.

(vii)         No authorization, approval, consent or order of any court or governmental authority or agency other than such as have been obtained or made or as may be required under the applicable securities laws of the various jurisdictions in which the Notes will be offered or sold (as to which we express no opinion) is required to be obtained by the Company in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Notes to the Purchasers or the initial resale of the Notes by the Purchasers in accordance with the Purchase Agreement.

Exhibit A-1-1

(viii)        Assuming the accuracy of the representations and warranties of the Company and the Purchasers as to matters of fact contained in the Purchase Agreement, the performance by them of the agreements contained therein and compliance with the related procedures set forth in the Offering Circular, it is not necessary in connection with the offer, sale and initial resale of the Notes in the manner contemplated by the Purchase Agreement and the Offering Circular to register the Notes under the Act or to qualify the Indenture under the Trust Indenture Act.

(ix)           The Company is not an “investment company,” as such term is defined in the 1940 Act.

We have participated in conferences with certain officers and representatives of the Company, representatives of the Purchasers, counsel to the Purchasers and representatives of the independent registered public accountants of the Company at which the contents of the Pricing Disclosure Package and the Offering Circular and related matters were discussed. Although we have not undertaken to determine independently, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Pricing Disclosure Package and the Offering Circular, we advise you that, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that (A) the Pricing Disclosure Package, as of the Applicable Time (other than the reserve information, financial statements (including the notes and schedules thereto and auditors’ reports thereon), and other financial data included or incorporated by reference in the Pricing Disclosure Package and the exhibits to the documents incorporated by reference therein, as to which we have not been asked to comment), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (B) the Offering Circular (other than the reserve information, financial statements (including the notes and schedules thereto and auditors’ reports thereon), and other financial data included or incorporated by reference in the Offering Circular and the exhibits to the documents incorporated by reference therein, as to which we have not been asked to comment), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions set forth above are limited in all respects to matters of the laws of the State of Texas, the General Corporation Law of the State of Delaware, the contract law of the State of New York and the applicable federal laws of the United States, each as in effect on the date hereof.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion may include a statement that any tax advice embodied therein is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer, that it was written to support the promotion or marketing of the Notes, and that any affected taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to,

Exhibit A-1-2

any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit A-1-3

Exhibit A-2

FORM OF OPINION OF MICHAEL J. KILLELEA
TO BE DELIVERED PURSUANT TO
SECTION 7(b)(ii)

(i)            The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ii)           The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(iii)          The documents filed with the Commission pursuant to the Exchange Act that are incorporated by reference in the Offering Circular (other than the financial statements, including the notes thereto and auditors’ reports thereon, other financial information and reserve information and supporting schedules therein, as to which I express no opinion), when filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(iv)          There is not pending or, to my knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the ability of the Company to consummate the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Offering Circular (but in the Offering Circular only to the extent such transactions relate to the offering and sale of the Notes and the use of the proceeds from the sale of the Notes as described therein under the caption “Use of Proceeds”).

(v)           The execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes and the consummation of the transactions contemplated therein and in the Offering Circular (but in the Offering Circular only to the extent such transactions relate to the offering and sale of the Notes and the use of the proceeds from the sale of the Notes as described therein under the caption “Use of Proceeds”) will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Covered Subsidiary (as defined below) pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or its Covered Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Covered Subsidiary is subject (except for such conflicts, breaches, Repayment Events, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or other governing document, as applicable, of the Company or its Covered Subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me (other than federal and state securities

Exhibit A-2-1

or blue sky laws, as to which I express no opinion), of any governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or any of its Covered Subsidiaries or any of their respective properties, assets or operations. “Covered Subsidiaries” means the subsidiaries of the Company other than those formed or organized under the laws of Canada.

In addition, I have participated in conferences with certain officers and representatives of the Company, representatives of the Purchasers, counsel to the Purchasers and representatives of the independent registered public accountants of the Company at which the contents of the Pricing Disclosure Package and the Offering Circular and related matters were discussed. Although I have not undertaken to determine independently, am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Pricing Disclosure Package and the Offering Circular, I advise you that, on the basis of the foregoing, no facts have come to my attention that have caused me to believe that (A) the Pricing Disclosure Package, as of the Applicable Time (other than the reserve information, financial statements (including the notes and schedules thereto and auditors’ reports thereon), and other financial data included or incorporated by reference in the Pricing Disclosure Package and the exhibits to the documents incorporated by reference therein, as to which I have not been asked to comment), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (B) the Offering Circular (other than the reserve information, financial statements (including the notes and schedules thereto and auditors’ reports thereon), other financial data included or incorporated by reference in the Offering Circular and the exhibits to the documents incorporated by reference therein, as to which I have not been asked to comment), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions set forth above are limited in all respects to matters of the laws of the State of Texas, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States, each as in effect on the date hereof.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit A-2-2

Exhibit A-3

FORM OF OPINION OF FRASER MILNER CASGRAIN LLP
TO BE DELIVERED PURSUANT TO SECTION 7(b)(iii)

June 6, 2006

Goldman, Sachs & Co.,

As representative of the several Purchasers

named in Schedule I to the Purchase Agreement

referred to below

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

We have acted as local counsel to Pogo Producing Company (“Pogo”) in connection with the issue and sale by Pogo of an aggregate of $450,000,000 principal amount of notes (the “Notes”) pursuant to a purchase agreement (the “Purchase Agreement”) dated June 1, 2006 among Goldman, Sachs & Co., as representative of the several Purchasers named in Schedule I thereto, and Pogo.

Capitalized terms used in this opinion that are not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

This opinion is being provided to you pursuant to Section 7(b) of the Purchase Agreement.

Examinations

We have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)                                  the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Offering Circular;

(b)                                 certificates of status from the Registrar of Corporations under the Business Corporations Act (Alberta), each dated June •, 2006, in respect of Pogo Finance, ULC (“Pogo Finance”), Pogo Alberta, ULC (“Pogo Alberta”) and Northrock Resources Ltd. (“Northrock”) (Pogo Finance, Pogo Alberta and Northrock collectively referred to herein as the “Corporations”), copies of which have been provided to you (collectively, the “Certificates of Status”);

(c)                                  certificates of status from the Registrar of Corporations under the Business Corporations Act (British Columbia) from the Director of Corporations under the Business Corporations Act (Saskatchewan) and

Exhibit A-3-1

the Deputy Registrar of Corporations under the Business Corporations Act (Northwest Territories), each dated June •, 2006, in respect of Northrock, copies of which have been provided to you (collectively, the “Extra-Provincial Certificates of Status”)

(d)                                 certificates (the “Officers’ Certificates”) of an officer of each of the Corporations, each dated June •, 2006, with respect to:

(i)                                     the articles and by-laws of each of the Corporations;

(ii)                                  the jurisdictions in which each of the Corporations carry on business in Canada, the completeness of the minute books of the Corporations and certain other factual matters; and

(iii)                               in respect of such certificates of an officer of each of Pogo Finance and Pogo Alberta, identifying the contracts, agreements and other instruments to which Pogo Finance or Pogo Alberta is a party or by which Pogo Finance or Pogo Alberta may be bound, or to which any of the property or assets of Pogo Finance or Pogo Alberta is subject;

copies of which certificates have been provided to you;

(e)                                  a certificate (the “Northrock Officer’s Certificate”) of an officer of Northrock, as managing partner of the Northrock Resources, (the “Partnership”) dated June •, 2006 with respect to the partnership agreement of the Partnership and certain other factual matters, a copy of which certificate has been provided to you;

(f)                                    a certificate (the “Energy Officer’s Certificate”) of an officer of Northrock Energy, ULC and a certificate (the “Prairie Officer’s Certificate”) of an officer of Prairie Pacific Energy Corporation, each dated June •, 2006, with respect to the articles and by-laws of such corporations and certain other factual matters); and

(g)                                 a certificate (the “Pogo Officer’s Certificate”) of an officer of Pogo dated June •, 2006 as to the identity of the corporate subsidiaries of Pogo and any other subsidiaries of Pogo which are incorporated under, or the governing documents of which are governed by, the laws of the Province of Alberta or the federal laws of Canada applicable therein (or the laws of any other jurisdiction in Canada)(the “Canadian Subsidiaries”), a copy of which certificate has been provided to you.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, including certificates of public officials, instruments and other documents and have made or caused to be made such searches and investigations and inquiries of officers or representatives of the Canadian Subsidiaries and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

Exhibit A-3-2

Whenever our opinion is qualified by the phrase “of which we are aware”, it means the current actual knowledge of the lawyers in the Calgary office of our firm who have been involved in this transaction. We have not undertaken any special or independent investigation with respect to any matters qualified by such phrase and no inference as to our knowledge of the existence or absence of any facts and circumstances relating to such matters should be drawn merely from our representation of Pogo or any of the Canadian Subsidiaries.

Assumptions

For purposes of the opinions expressed herein, we have assumed:

(a)                                  the genuineness of all signatures (whether on originals or copies of documents);

(b)                                 the authenticity, truth, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, whether facsimile, photostatic, certified or otherwise, the accuracy and completeness of all facts set forth in certificates of officers referred to herein and in official public records, certificates and documents supplied by public officials or regulatory clerks or agents, or otherwise conveyed to us by public officials or registry clerks or agents, and the veracity of all information contained in those records, documents and certificates;

(c)                                  the legal capacity of all individuals;

(d)                                 the accuracy and currency of the indices and filing systems maintained at all public offices where we made or conducted searches or inquiries or have caused searches or inquiries to be made or conducted;

(e)                                  that persons registered in the share registers of the Canadian Subsidiaries which are corporations as the registered holder of the shares referred to therein is the legal and beneficial owner of such shares; and

(f)                                    no offering or sale of the Notes will take place in Canada.

Reliances

In expressing our opinions set forth in paragraph 1(a) below, we have relied exclusively on the Certificates of Status.

In expressing our opinions set forth in paragraph 1(c) below, we have relied exclusively on the Extra-Provincial Certificates of Status and the Officers’ Certificates.

In expressing our opinions set forth in paragraphs 2 (a), 2 (b), 4 (b), 5 (a) and 5 (c) below, we have relied on the Northrock Officer’s Certificate.

In expressing our opinions set forth in paragraphs 3, 4 (a), 5 (a) and 5 (c) below, we have relied on the Officers’ Certificates.

Exhibit A-3-3

In expressing our opinions set forth in paragraphs 5 (a) and 5 (c) below, we have relied on the Energy Officer’s Certificate and the Prairie Officer’s Certificate.

In expressing our opinions set forth in paragraph 5 (d) below, we have also relied on the Pogo Officer’s Certificate.

Scope of Opinions

We are qualified to render opinions as to, and this opinion is limited to, the laws of the Province of Alberta and the federal laws of Canada applicable therein. We have not made any independent examination of the laws of any jurisdiction other than the Province of Alberta and the federal laws of Canada applicable therein and, in our opinions set forth herein, we do not express or imply any opinion in respect of the laws of any other jurisdiction. This opinion is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

The opinions hereinafter expressed are based on legislation and regulations in effect on the date hereof. We can give no assurance that any of the opinions herein will not be affected by future amendments to, or by regulations, rules, orders, rulings, policy statements or interpretation notes made or issued pursuant to the laws of the Province of Alberta or federal laws of Canada applicable therein. We assume no responsibility to update our opinions if any of those laws are, subsequent to the date hereof, amended, revoked, revised or supplemented in any way which impacts on the opinions contained herein.

Opinions

Based and relying on and subject to the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

2.                                      (a)          Each of the Corporations has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Province of Alberta;

(b)                                 each of the Corporations has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular; and

(c)                                  each of the Corporations is duly qualified as an extra-provincial corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

3.                                      (a)          The Partnership has been duly formed as a general partnership under the laws of the Province of Alberta; and

(b)                                 the Partnership has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular.

Exhibit A-3-4

4.                                       All of the issued and outstanding shares of each of the Corporations has been duly authorized and validly issued as fully paid and non-assessable.

5.                                      (a)          Pogo or its directly or indirectly, wholly-owned subsidiaries is registered in the share registers of the Corporations as the holder of all of the issued and outstanding shares of the Corporations; and

(b)                                 the current partners of the Partnership are Northrock and Northrock Energy, ULC, each of which are indirectly, wholly-owned subsidiaries of Pogo.

6.                                       The execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes and the consummation of the transactions contemplated therein and in the Offering Circular (but, with respect to the Offering Circular, only to the extent such transactions directly relate to the offering and sale of the Notes as described in the Offering Circular and the use of the proceeds from the sale of the Notes as described in the Offering Circular under the caption “Use of Proceeds”) will not:

(a)                                  result in any violation of the provisions of the articles and by-laws of the Canadian Subsidiaries which are corporations or the partnership agreement of the Partnership; or

(b)                                 result in any violation of any applicable law, statute, rule or regulation in force in the Province of Alberta or the federal laws of Canada applicable therein, or

(c)                                  result in any violation of any judgement, order, writ or decree in effect in the Province of Alberta of any Alberta or Canadian federal government, government instrumentality or court having jurisdiction over the Canadian Subsidiaries or any of their respective properties, assets or operations, in each such case, of which we are aware; or

(d)                                 whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Pogo Finance or Pogo Alberta pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, of which we are aware, to which Pogo Finance or Pogo Alberta is a party or by which Pogo Finance or Pogo Alberta may be bound, or to which any of the property or assets of Pogo Finance or Pogo Alberta is subject (except for such conflicts, breaches, Repayment Events, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect).

Benefit of Opinion

This opinion is furnished solely for the benefit of the addressees hereof in connection with the sale of the Notes and may not be circulated to, relied on by, quoted from or distributed to any other person, or used for any other purpose, without our express prior written consent.

Yours truly,

Exhibit A-3-5

Exhibit A-4

FORM OF OPINION OF EAMON HURLEY
TO BE DELIVERED PURSUANT TO SECTION 7(b)(iv)

June 6, 2006

Goldman, Sachs & Co.,

As representative of the several Purchasers

named in Schedule I to the Purchase Agreement

referred to below

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

I am General Counsel and Corporate Secretary to Northrock Resources Ltd. (“Northrock”) and am rendering this opinion in connection with the issue and sale by Pogo Producing Company (“Pogo”) of an aggregate of $450,000,000 principal amount of notes (the “Notes”) pursuant to a purchase agreement (the “Purchase Agreement”) dated June 1, 2006 among Goldman, Sachs & Co., as representative of the several Purchasers named in Schedule I thereto, and Pogo.

Capitalized terms used in this opinion that are not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

This opinion is being provided to you pursuant to Section 7(b) of the Purchase Agreement.

Examinations

I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Offering Circular.

Whenever my opinion is qualified by the phrase “of which I am aware”, it means the current actual knowledge that I have. I have not undertaken any special or independent investigation with respect to any matters qualified by such phrase and no inference as to my knowledge of the existence or absence of any facts and circumstances relating to such matters should be drawn merely from my position as General Counsel and Corporate Secretary of Northrock.

Assumptions

For purposes of the opinions expressed herein, I have assumed:

(a)                                  the genuineness of all signatures (whether on originals or copies of documents); and

Exhibit A-4-1

(b)                                 the authenticity, truth, accuracy and completeness of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, whether facsimile, photostatic, certified or otherwise.

Scope of Opinions

I am qualified to render opinions as to the laws of the Province of Alberta and the federal laws of Canada applicable therein. I have not made any independent examination of the laws of any jurisdiction other than the Province of Alberta and the federal laws of Canada applicable therein and, in my opinions set forth herein, I do not express or imply any opinion in respect of the laws of any other jurisdiction. This opinion is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

The opinions hereinafter expressed are based on legislation and regulations in effect on the date hereof. I can give no assurance that any of the opinions herein will not be affected by future amendments to, or by regulations, rules, orders, rulings, policy statements or interpretation notes made or issued pursuant to the laws of the Province of Alberta or federal laws of Canada applicable therein. I assume no responsibility to update my opinions if any of those laws are, subsequent to the date hereof, amended, revoked, revised or supplemented in any way which impacts on the opinions contained herein.

Opinions

Based and relying on and subject to the foregoing, and subject to the qualifications hereinafter expressed, I am of the opinion that the execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes and the consummation of the transactions contemplated therein and in the Offering Circular (but, with respect to the Offering Circular, only to the extent such transactions relate to the offering and sale of the Notes as described in the Offering Circular and the use of the proceeds from the sale of  the Notes as described in the Offering Circular under the caption “Use of Proceeds”) will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Northrock or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, of which I am aware, to which Northrock or its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of Northrock or any subsidiary thereof is subject (except for such conflicts, breaches, Repayment Events, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect).

Benefit of Opinion

This opinion is furnished solely for the benefit of the addressees hereof in connection with the sale of the Notes and may not be circulated to, relied on by, quoted from or distributed to any other person, or used for any other purpose, without our express prior written consent.

Yours truly,

Exhibit A-4-2